DEBT EXTENSION AGREEMENT

                             AMENDMENT NO. 2 TO THE
                     NOTE AND WARRANT SUBSCRIPTION AGREEMENT


         WHEREAS, FOCUS Enhancements, Inc., a Delaware corporation (the "Company"), and Fred Kassner (the "Lender") entered into a certain Term Line of Credit Note in the principal amount of up to $2,500,000 (the "Note"), a Common Stock Purchase Warrant to purchase 200,000 shares of the Company's Common Stock, a Note and Warrant Subscription Agreement, a Security Agreement, and an Intercreditor and Subordination Agreement (collectively, the "Loan Agreements"), each dated as of October 18, 1994.

         WHEREAS, on February 22, 1995, the parties entered into Amendment No. 1 to the Note and Warrant Subscription Agreement extending the maturity date of the Note to February 1, 1996 and in December 1995, the Company prepaid $1,000,000 of the principal amount of the Note; and

         WHEREAS, the parties now wish to extend the maturity date of the Term Line of Credit Note issued under the Loan Agreements for the remaining balance outstanding under the Note until March 31, 1997;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and obligations contained in the Loan Agreements, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEBT EXTENSION: The parties agree to extend the indebtedness for money borrowed and owed by the Company to the Lender and represented by the Note to March 31, 1997 and to extend, substitute, exchange and replace the Replacement Term Line of Credit Note with the Amended and Restated Term Line of Credit Note in the form attached hereto as Exhibit A. The undersigned Lender agrees to cancel and return to the Company the original Replacement Term Line of Credit Note dated as of October 18, 1994. Upon issuance by the Company to the Lender of the Amended and Restated Term Line of Credit Note, the prior Note shall be deemed cancelled on the books of the Company.

         Except as expressly changed above, all other provisions of the Loan Agreements remain in full force and effect. The Company hereby reconfirms and affirms all of its obligations under each of the Loan Agreements.

         IN WITNESS WHEREOF, the undersigned parties execute this Debt Extension Agreement, Amendment No. 2 to the Note and Warrant Subscription Agreement as of June 28, 1996.

FOCUS ENHANCEMENTS, INC.                /s/ Fred Kassner
(the "Company")                         -------------------------------
                                        Fred Kassner
                                        (the "Lender")

By: /s/ T. L. Massie
    ---------------------------
Title: President
       ------------------------